EXHIBIT 3(b)

                Consent of Sutherland, Asbill & Brennan, L.L.P.



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[Sutherland, Asbill & Brennan, L.L.P. letterhead]

Atlanta  Austin  New York  Washington

1275 Pennsylvania Avenue, N.W.          Tel: (202) 383-0100
Washington, D.C. 20004-2404             Tel: (202) 637-3593


                                 April 29, 1997



The Life Insurance Company of Virginia
6610 West Broad Street
Richmond, Virginia  23230

                RE: Life of Virginia Separate Account III

Gentlemen:

      We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus filed as part of the Post-Effective Amendment No. 18 to the Registration Statement on Form S-6 filed by Life of Virginia Separate Account III for certain variable life insurance contracts (File No. 33-12470). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                        /s/STEPHEN E. ROTH
                                        ------------------
                                        By Stephen E. Roth